Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Second Quarter 2021 Operating Results and Raises Full Year Guidance

Indianapolis, Indiana, August 2, 2021 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the second quarter ended June 30, 2021.

“During the second quarter, KRG delivered exceptional operational results as we continue to capitalize on strong retailer demand for our high-quality open-air shopping centers,” said John A. Kite, Chairman and CEO. “Given the continued leasing momentum and reduced tenant fallout, we raised guidance an additional $0.02 at the midpoint.”

Second Quarter Financial Results
•Realized net loss attributable to common shareholders of $0.2 million, or $0.00 per common share, compared to net loss of $4.8 million, or $0.06 per common share, for the three months ending June 30, 2021 and 2020, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $29.9 million, or $0.34 per diluted common share.
•Generated Funds From Operations, as adjusted, of the Operating Partnership (FFO) of $29.6 million, or $0.34 per diluted common share.
◦Excludes a positive impact of $1.1 million of 2020 Collection Impact (as defined below).
◦Excludes a negative impact of $0.8 million of merger and acquisition costs.
•Same-Property Net Operating Income (NOI) increased by 10.1%.
•Approximately 98% of second quarter base rent and recoveries have been collected.
•As detailed on page 19 of our supplemental, KRG had a recovery of bad debt of approximately $0.6 million.

Second Quarter Portfolio Operations
•Executed 73 new and renewal leases representing over 637,000 square feet, which more than doubled the year-over-year leasing activity.
◦GAAP leasing spreads of 31.2% (19.7% cash basis) on 11 comparable new leases, 12.1% (7.5% cash basis) on 39 comparable renewals, and 14.7% (9.2% cash basis) on a blended basis.
•Signed significant new anchor leases, including Adidas at Portofino Shopping Center (Houston, TX) and Old Navy at Crossing at Killingly Commons (Willimantic, CT).
•Annualized base rent (ABR) per square foot for the operating retail portfolio was $18.48, a 2.2% increase year-over-year.
•Retail leased percentage was 91.5%, a sequential increase of 100 basis points.

Balance Sheet Overview
•As of June 30, 2021, KRG’s net-debt-to-Adjusted EBITDA was 6.4x.

Merger Update

•On July 18, 2021, the Company, and KRG Oak, LLC, a wholly-owned subsidiary of the Company, entered into a definitive merger agreement with Retail Properties of America, Inc. (“RPAI”) pursuant to which RPAI will merge with and into a KRG Oak, LLC, and each outstanding share of RPAI common stock will be converted into a right to receive 0.623 common shares of the Company, plus cash in lieu of fractional shares, if any. The merger is subject to customary closing conditions, including approval by RPAI’s stockholders and the Company’s shareholders at special meetings. The Company currently expects that the transaction will close in the fourth quarter of 2021.

2021 Earnings Guidance
KRG is raising 2021 guidance for FFO, as adjusted, by $0.02 at the midpoint to $1.29 to $1.35 per share (previously $1.26 - $1.34).
•Estimated 2021 FFO, as adjusted, excludes the impact of 2020 cash and non-cash bad debt or accounts receivable (“2020 Collection Impact”). In the future, should there continue to be previous bad debt collected (recognized as revenue) or accounts receivable written off (recognized as expense) related to 2020 accounts receivable, KRG will disclose the impact, but exclude it from FFO, as adjusted.
•Estimated 2021 FFO, as adjusted, excludes any future merger and acquisition costs associated with the proposed merger with RPAI. The historical costs incurred through June 30, 2021 are reflected below.
•All estimates exclude the impact from the proposed merger with RPAI, other than Merger and Acquisition Costs incurred during the second quarter of 2021.

Net Income to FFO, as adjusted, Reconciliation
	Low End	High End
Net Income	$(0.08)	$(0.02)
Depreciation	1.37	1.37
NAREIT FFO	1.29	1.35
Less: 2020 Collections Impact	(0.01)	(0.01)
Add: Merger and Acquisition Costs	0.01	0.01
FFO, as adjusted, Guidance	$1.29	$1.35

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, August 3, 2021, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 5090863). In addition, a webcast replay link will be available on the corporate website. As a reminder, this call will focus on second quarter results and we request that you confine your questions and comments to these results and not the previously announced pending merger with RPAI.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.

Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of our tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rent obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted us significantly, and the extent to which it will continue to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the continued speed of the vaccine distribution, the efficacy of vaccines, including against variants of COVID-19, acceptance and availability of vaccines, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the ability to complete the merger with RPAI, including the satisfaction of the conditions necessary to close the proposed transaction (such as approval by the shareholders of both companies), on the terms or timeline currently contemplated, or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed transaction with RPAI; risks associated with acquisitions generally, including the integration of the Company’s and RPAI’s businesses and the ability to achieve expected synergies or costs savings; the risk that disruptions caused by or relating to the proposed transaction will harm the Company’s business, including current plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to our current geographical concentration of the Company’s properties in Florida, Indiana, Texas, North Carolina and Nevada; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	June 30, 2021	December 31, 2020
Assets:
Investment properties at cost:	$3,147,133	$3,143,961
Less: accumulated depreciation	(803,437)	(755,100)
	2,343,696	2,388,861

Cash and cash equivalents	89,894	43,648
Tenant and other receivables, including accrued straight-line rent of $24,802 and $24,783, respectively	46,678	57,154
Restricted cash and escrow deposits	4,186	2,938
Deferred costs, net	57,239	63,171
Short-term deposits and other assets	164,489	39,975
Investments in unconsolidated subsidiaries	13,023	12,792
Total Assets	$2,719,205	$2,608,539
Liabilities and Shareholders' Equity:
Mortgage and other indebtedness, net	$1,289,369	$1,170,794
Accounts payable and accrued expenses	74,440	77,469
Deferred revenue and other liabilities	83,856	85,649
Total Liabilities	1,447,665	1,333,912
Commitments and contingencies
Limited Partners' interests in Operating Partnership and other	57,367	43,275
Equity:
Kite Realty Group Trust Shareholders' Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,546,649 and 84,187,999 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	845	842
Additional paid in capital	2,064,310	2,085,003
Accumulated other comprehensive loss	(24,354)	(30,885)
Accumulated deficit	(827,326)	(824,306)
Total Kite Realty Group Trust Shareholders' Equity	1,213,475	1,230,654
Noncontrolling Interest	698	698
Total Equity	1,214,173	1,231,352
Total Liabilities and Shareholders' Equity	$2,719,205	$2,608,539

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Rental income	$67,990	$61,538	$135,880	$127,066
Other property related revenue	1,027	1,676	2,078	5,956
Fee income	515	91	948	195
Total revenue	69,532	63,305	138,906	133,217
Expenses:
Property operating	10,227	9,319	20,496	20,120
Real estate taxes	8,550	8,254	17,950	17,188
General, administrative, and other	8,159	6,578	15,435	13,504
Merger and acquisition costs	760	—	760	—
Depreciation and amortization	29,798	31,409	60,431	62,877
Total expenses	57,494	55,560	115,072	113,689
Gain on sale of properties, net	50	623	26,258	1,666
Operating income	12,088	8,368	50,092	21,194
Interest expense	(12,266)	(13,271)	(24,508)	(25,564)
Income tax benefit of taxable REIT subsidiary	100	202	218	306
Equity in loss of unconsolidated subsidiaries	(244)	(436)	(562)	(839)
Other income, net	227	351	19	249
Net (loss) income	(95)	(4,786)	25,259	(4,654)
Net (income) loss attributable to noncontrolling interests	(147)	17	(926)	(188)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(242)	$(4,769)	$24,333	$(4,842)

Net income (loss) per common share - basic and diluted	$0.00	$(0.06)	0.29	(0.06)

Weighted average common shares outstanding - basic	84,509,871	84,157,541	84,423,703	84,090,316
Weighted average common shares outstanding - diluted	84,509,871	84,157,541	85,280,156	84,090,316
Dividends per common share	$0.1700	$0.0000	$0.3200	$0.3175

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Funds From Operations
Consolidated net (loss) income	$(95)	$(4,786)	$25,259	$(4,654)
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(264)	(264)
Less: Gain on sales of properties	(50)	(623)	(26,258)	(1,666)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	30,142	31,744	61,113	63,531
FFO of the Operating Partnership[1]	29,865	26,203	59,850	56,947
Less: Limited Partners' interests in FFO	(888)	(769)	(1,758)	(1,508)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$28,977	$25,434	$58,092	$55,439
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.34	$0.30	$0.69	$0.66
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.34	$0.30	$0.68	$0.66

FFO of the Operating Partnership[1]	$29,865	$26,203	$59,850	$56,947
Add: merger and acquisition costs	760	—	760	—
Less: 2020 Collection Impact	(1,057)	—	(1,267)	—
FFO, as adjusted, of the Operating Partnership	$29,568	$26,203	$59,343	$56,947
FFO, as adjusted, per share of the Operating Partnership - basic	$0.34	$0.30	$0.68	$0.66
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.34	$0.30	$0.68	$0.66

Weighted average common shares outstanding - basic	84,509,871	84,157,541	84,423,703	84,090,316
Weighted average common shares outstanding - diluted	85,684,070	84,318,868	85,280,156	84,247,173
Weighted average common shares and units outstanding - basic	86,986,054	86,392,532	86,924,446	86,296,471
Weighted average common shares and units outstanding - diluted	88,160,253	86,553,859	87,780,899	86,453,328

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$0.00	$(0.06)	$0.29	$(0.05)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: Gain on sales of properties	0.00	(0.01)	(0.30)	(0.02)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.34	0.37	0.70	0.73
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.34	$0.30	$0.68	$0.66

Add: merger and acquisition costs	0.01	—	0.01	—
Less: 2020 Collection Impact	(0.01)	—	(0.01)	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.34	$0.30	$0.68	$0.66

1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolio as this sale was part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels, from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisitin costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)

($ in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Number of properties for the period[1]	83	83

Leased percentage at period end	91.6%	94.6%		91.6%	94.6%
Economic Occupancy percentage[2]	89.2%	92.4%		89.0%	92.7%

Minimum rent	$49,407	$49,787		$99,278	$100,735
Tenant recoveries	14,864	14,944		29,864	30,701
Bad debt recovery (provision)	73	(5,439)		(568)	(6,090)
Other income	343	82		514	322
	64,687	59,374		129,088	125,668

Property operating expenses	(8,705)	(7,718)		(17,411)	(16,842)
Real estate taxes	(8,679)	(8,693)		(17,497)	(17,610)
	(17,384)	(16,411)		(34,908)	(34,452)
Same Property NOI	$47,303	$42,963	10.1%	$94,180	$91,216	3.2%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$47,303	$42,963		$94,180	$91,216
Net operating income - non-same activity[3]	3,452	2,769		6,280	4,693
Other income (expense), net	83	117		(325)	(284)
General, administrative and other	(8,159)	(6,578)		(15,435)	(13,504)
Merger and acquisition costs	(760)	—		(760)	—
Depreciation and amortization expense	(29,798)	(31,409)		(60,431)	(62,877)
Interest expense	(12,266)	(13,271)		(24,508)	(25,564)
Gain on sales of properties	50	623		26,258	1,666
Net (income) loss attributable to noncontrolling interests	(147)	17		(926)	(188)
Net (loss) income attributable to common shareholders	$(242)	$(4,769)		$24,333	$(4,842)

1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Eastgate Crossing, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended June 30, 2021, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended June 30, 2021
(Unaudited)

($ in thousands)
Three Months Ended June 30, 2021
Consolidated net loss	$(95)
Adjustments to net loss:
Depreciation and amortization	29,798
Interest expense	12,266
Income tax benefit of taxable REIT subsidiary	(100)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	41,869
Adjustments to EBITDA:
Unconsolidated EBITDA	502
Merger and acquisition costs	760
Gain on sales of properties	(50)
Other income and expense, net	17
Noncontrolling interest	(132)
Adjusted EBITDA	42,966

Annualized Adjusted EBITDA[1]	$171,864

Company Share of Net Debt:
Mortgage and other indebtedness	$1,289,369
Less: Partner share of consolidated joint venture debt [2]	(587)
Less: Cash, cash equivalents, restricted cash, and short-term deposits	(220,589)
Plus: Company share of unconsolidated joint venture debt	23,400
Plus: Debt Premium	10,189
Company Share of Net Debt	$1,101,782
Net Debt to Adjusted EBITDA	6.4x

1	Represents Adjusted EBITDA for the three months ended June 30, 2021 (as shown in the table above) multiplied by four.
2	Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.